Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP Investor Relations

		Telephone:	(978) 688-1811
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS THIRD QUARTER RESULTS FOR 2014

North Andover, MA….October 28, 2014.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the third quarter and nine months ended September 28, 2014.  Sales for the third quarter of 2014 increased 1.1%, 1.2% organically, as compared to the third quarter of 2013. Sales for the first nine months of 2014 increased 3.6%, 2.8% organically, as compared to the similar period in 2013.   Net income from continuing operations per diluted share (EPS) for the third quarter and nine months ended September 28, 2014 was $0.64 and $1.64, respectively, as compared to $0.49 and $1.48 for the third quarter and nine months ended September 29, 2013, respectively.  Adjusted EPS for the third quarter and nine months ended September 28, 2014 was $0.70 and $1.94, respectively, as compared to $0.58 and $1.65 for the third quarter and nine months ended September 29, 2013, respectively. Refer to Table 1 for a reconciliation of adjustments for special items to arrive at adjusted results and EPS. A summary of third quarter and nine months financial results is as follows:

	Third Quarter and Year-to-Date Earnings Summary
	Third quarter ended			Nine months ended
	Sept 28,	Sept 29,		Sept 28,	Sept 29,
(In millions, except per share information)	2014	2013	% Change	2014	2013	% Change

Sales	$376.0	$371.8	1%	$1,137.2	$1,097.5	4%

Net income from continuing operations	22.6	17.5	29%	58.0	52.7	10%

Loss from discontinued operations	—	(2.1)	(100)%	—	(2.3)	(100)%

Net income	$22.6	$15.4	47%	$58.0	$50.4	15%

Diluted earnings per share from continuing operations	$0.64	$0.49	31%	$1.64	$1.48	11%

Special items	0.06	0.09		0.30	0.17

Adjusted earnings per share	$0.70	$0.58	21%	$1.94	$1.65	18%

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted.  Organic sales growth excludes the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons. Reconciliations to generally accepted accounting principles (GAAP) and non-GAAP reconciliations are provided in the attached financial tables.  2013 third quarter and year-to-date segment results have been retrospectively revised for allocated corporate costs as discussed in more detail in our Current Report on Form 8-K dated April 15, 2014.

Third Quarter Highlights:

•                  Third quarter 2014 organic sales growth in the Americas of 4.1% and in Asia- Pacific of 27.9% was mostly offset by an organic sales reduction in Europe, Middle East and Africa (EMEA) of 5.1%.

•                  Adjusted operating margins increased by 2.2 percentage points to 11.6% for the third quarter of 2014 as compared to the third quarter of 2013.  In 2013, adjusted operating margins included a $3.5 million increase in the Company’s product liability cost, $2.4 million in manufacturing inefficiencies and logistics costs related to the lead free conversion, and excluded $2.0 million of rebate costs that were subsequently recorded in the fourth quarter of 2013. These items had an impact to EPS of $0.06 in the third quarter of 2013.

•                  Regionally, adjusted operating margins expanded in the Americas by 4.3 percentage points to 14.6% and by 0.4 percentage points in EMEA to 11.9%, due primarily to production efficiencies, the restructuring efforts in EMEA and general cost controls.

•                  Operating margins on a GAAP basis increased 3.3 percentage points to 11.4%, as compared to the third quarter of 2013.

•                  The Company repurchased approximately 149 thousand shares of Company stock during the third quarter, at a cost of $9.1 million, as part of the previously announced share repurchase program.  Year-to-date, the Company has spent approximately $29.1 million to repurchase its common stock.

•                  Free cash flow was $57.8 million for the nine months ended September 28, 2014, as compared to $46.5 million for the nine months ended September 29, 2013; the increase was primarily driven by increased income and a reduction in capital spending related to the Company’s 2013 investment in the lead free initiative.

Robert J. Pagano, Jr., Chief Executive Officer, commented, “We were pleased with our operating margin expansion in the third quarter, driven by increased volumes in the Americas, more stable manufacturing in our lead free foundry and our restructuring and transformation efforts in EMEA, where our margins grew despite a sales reduction caused by the general market softness in Europe.  Our Asia-Pacific team continued to expand its reach in specific regions within China, which in turn drove the sales expansion with our valves and heating product offerings.”

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share,

free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, deployment costs, asset impairment charges, income tax adjustments, significant legal and customs settlements, and other costs and related tax benefits. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss third  quarter results for 2014 on Wednesday, October 29, 2014, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until October 29, 2015.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables Watts to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the effectiveness of our ongoing restructuring and transformation projects; the current economic and financial condition, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2014	2013	2014	2013
STATEMENTS OF INCOME

Net sales	$376.0	$371.8	$1,137.2	$1,097.5

Net income from continuing operations	$22.6	$17.5	$58.0	$52.7
Loss from discontinued operations	—	(2.1)	—	(2.3)
Net income	$22.6	$15.4	$58.0	$50.4

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	35.4	35.6	35.4	35.6

Net income (loss) per share
Continuing operations	$0.64	$0.49	$1.64	$1.48
Discontinued operations	—	(0.06)	—	(0.07)
Net income	$0.64	$0.43	$1.64	$1.41

Cash dividends per share	$0.15	$0.13	$0.43	$0.37

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	September 28,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$272.4	$267.9
Trade accounts receivable, less allowance for doubtful accounts of $10.6 million at September 28, 2014 and $9.7 million at December 31, 2013	223.4	212.9
Inventories, net:
Raw materials	111.6	111.3
Work in process	17.9	19.1
Finished goods	177.5	179.8
Total Inventories	307.0	310.2
Prepaid expenses and other assets	18.6	35.0
Deferred income taxes	26.0	29.8
Assets held for sale	1.2	1.3
Total Current Assets	848.6	857.1
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	526.1	539.2
Accumulated depreciation	(324.0)	(319.3)
Property, plant and equipment, net	202.1	219.9
OTHER ASSETS:
Goodwill	492.8	514.8
Intangible assets, net	116.4	132.4
Deferred income taxes	4.8	3.8
Other, net	12.0	12.2
TOTAL ASSETS	$1,676.7	$1,740.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$125.4	$145.6
Accrued expenses and other liabilities	129.2	135.2
Accrued compensation and benefits	43.2	43.9
Current portion of long-term debt	2.0	2.2
Total Current Liabilities	299.8	326.9
LONG-TERM DEBT, NET OF CURRENT PORTION	303.7	305.5
DEFERRED INCOME TAXES	35.4	45.9
OTHER NONCURRENT LIABILITIES	67.7	59.8
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 28,714,614 shares at September 28, 2014 and 28,824,779 shares at December 31, 2013	2.9	2.9
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,479,290 shares at September 28, 2014 and 6,489,290 at December 31, 2013	0.6	0.6
Additional paid-in capital	493.1	473.5
Retained earnings	524.5	513.1
Accumulated other comprehensive (loss) income	(51.0)	12.0
Total Stockholders’ Equity	970.1	1,002.1
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,676.7	$1,740.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2014	2013	2014	2013
Net sales	$376.0	$371.8	$1,137.2	$1,097.5
Cost of goods sold	237.9	237.9	726.8	701.9
GROSS PROFIT	138.1	133.9	410.4	395.6
Selling, general and administrative expenses	95.0	100.7	298.1	294.0
Restructuring and other charges, net	0.4	2.8	7.2	7.0
Goodwill and other long-lived asset impairment charges	—	0.2	—	0.2
OPERATING INCOME	42.7	30.2	105.1	94.4
Other (income) expense:
Interest income	(0.1)	(0.1)	(0.4)	(0.4)
Interest expense	4.8	5.1	14.6	16.6
Other expense, net	1.6	0.3	1.9	1.7
Total other expense	6.3	5.3	16.1	17.9
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	36.4	24.9	89.0	76.5
Provision for income taxes	13.8	7.4	31.0	23.8
NET INCOME FROM CONTINUING OPERATIONS	22.6	17.5	58.0	52.7
Loss from discontinued operations, net of tax	—	(2.1)	—	(2.3)
NET INCOME	$22.6	$15.4	$58.0	$50.4

BASIC EPS
Net income (loss) per share:
Continuing operations	$0.64	$0.49	$1.64	$1.48
Discontinued operations	—	(0.06)	—	(0.06)
NET INCOME	$0.64	$0.43	$1.64	$1.42
Weighted average number of shares	35.3	35.4	35.3	35.5
DILUTED EPS
Net income (loss) per share:
Continuing operations	$0.64	$0.49	$1.64	$1.48
Discontinued operations	—	(0.06)	—	(0.07)
NET INCOME	$0.64	$0.43	$1.64	$1.41
Weighted average number of shares	35.4	35.6	35.4	35.6
Dividends per share	$0.15	$0.13	$0.43	$0.37

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 28,	September 29,
	2014	2013
OPERATING ACTIVITIES
Net income	$58.0	$50.4
Loss from discontinued operations, net of taxes	—	(2.3)
Net income from continuing operations	58.0	52.7
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Depreciation	24.7	25.4
Amortization of intangibles	11.1	11.0
Loss on disposal and impairment of goodwill, property, plant and equipment and other	0.1	0.2
Stock-based compensation	6.0	6.6
Deferred income tax benefit	1.1	(3.0)
Changes in operating assets and liabilities, net of effects from business acquisitions and divestures:
Accounts receivable	(18.5)	(20.8)
Inventories	(5.3)	(20.2)
Prepaid expenses and other assets	17.9	2.1
Accounts payable, accrued expenses and other liabilities	(21.6)	13.7
Net cash provided by continuing operations	73.5	67.7
INVESTING ACTIVITIES
Additions to property, plant and equipment	(16.1)	(22.6)
Proceeds from the sale of property, plant and equipment	0.4	1.4
Proceeds from sale of securities	—	2.1
Net cash used in investing activities	(15.7)	(19.1)
FINANCING ACTIVITIES
Payments of long-term debt	(1.6)	(76.4)
Payments of capital leases and other	(3.3)	(3.9)
Proceeds from share transactions under employee stock plans	10.5	9.4
Tax benefit of stock awards exercised	1.9	1.7
Payments to repurchase common stock	(29.1)	(20.0)
Debt issuance costs	(2.0)	—
Dividends	(15.2)	(13.1)
Net cash used in financing activities	(38.8)	(102.3)
Effect of exchange rate changes on cash and cash equivalents	(14.5)	1.8
Net cash used in operating activities of discontinued operations	—	(0.6)
Net cash provided by investing activities of discontinued operations	—	7.9
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4.5	(44.6)
Cash and cash equivalents at beginning of year	267.9	271.8
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$272.4	$227.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Third Quarter Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Americas	$228.6	$220.5	$689.5	$657.9
EMEA	136.4	142.7	419.4	416.0
Asia-Pacific	11.0	8.6	28.3	23.6
Total	$376.0	$371.8	$1,137.2	$1,097.5

Operating Income (Loss)

	Third Quarter Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013

Americas	$33.4	$21.5	$85.0	$74.3
EMEA	15.1	13.4	37.1	34.1
Asia-Pacific	1.7	2.0	4.7	7.3
Corporate	(7.5)	(6.7)	(21.7)	(21.3)
Total	$42.7	$30.2	$105.1	$94.4

Intersegment Sales

	Third Quarter Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013

Americas	$1.5	$1.3	$4.6	$3.9
EMEA	3.3	2.6	10.7	7.7
Asia-Pacific	36.5	39.7	116.9	128.8
Total	$41.3	$43.6	$132.2	$140.4

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Third Quarter Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2014	2013	2014	2013

Net sales	$376.0	$371.8	$1,137.2	$1,097.5

Operating income - as reported	$42.7	$30.2	$105.1	$94.4
Operating margin %	11.4%	8.1%	9.2%	8.6%

Adjustments for special items:
Restructuring and other charges, net	0.4	2.8	7.2	7.0
Goodwill and other long-lived asset impairment charges	—	0.2	—	0.2
Legal and customs settlement	—	1.7	—	1.7
Deployment costs for EMEA transformation	0.7	—	5.8	—

	$1.1	$4.7	$13.0	$8.9

Operating income - as adjusted	$43.8	$34.9	$118.1	$103.3
Adjusted operating margin %	11.6%	9.4%	10.4%	9.4%

Net income from continuing operations - as reported	$22.6	$17.5	$58.0	$52.7

Adjustments for special items - tax affected:
Restructuring and other charges, net	0.3	2.0	4.8	5.0
Goodwill and other long-lived asset impairment charges	—	0.1	—	0.1
Legal and customs settlement	—	1.0	—	1.0
Deployment costs for EMEA transformation	0.5	—	4.2	—
European tax adjustments	1.3	—	1.3	—

	$2.1	$3.1	$10.3	$6.1

Net income from continuing operations - as adjusted	$24.7	$20.6	$68.3	$58.8

Continuing operations earnings per share - diluted
Diluted earnings per share - as reported	$0.64	$0.49	$1.64	$1.48
Adjustments for special items	0.06	0.09	0.30	0.17
Diluted earnings per share - as adjusted	$0.70	$0.58	$1.94	$1.65

TABLE 1 (CONTINUED)

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Third Quarter Ended					Third Quarter Ended
	September 28, 2014					September 29, 2013
	Americas	EMEA	Asia- Pacific	Corporate	Total	Americas	EMEA	Asia- Pacific	Corporate	Total

Net sales	$228.6	136.4	11.0	—	376.0	$220.5	142.7	8.6	—	371.8

Operating income - as reported	$33.4	15.1	1.7	(7.5)	42.7	$21.5	13.4	2.0	(6.7)	30.2
Operating margin %	14.6%	11.1%	15.5%		11.4%	9.8%	9.4%	23.3%		8.1%

Adjustments for special items	$—	1.1	—	—	1.1	$1.2	3.0	—	0.5	4.7

Operating income - as adjusted	$33.4	16.2	1.7	(7.5)	43.8	$22.7	16.4	2.0	(6.2)	34.9
Adjusted operating margin %	14.6%	11.9%	15.5%		11.6%	10.3%	11.5%	23.3%		9.4%

	Nine Months Ended					Nine Months Ended
	September 28, 2014					September 29, 2013
	Americas	EMEA	Asia- Pacific	Corporate	Total	Americas	EMEA	Asia- Pacific	Corporate	Total

Net sales	$689.5	419.4	28.3	—	1,137.2	$657.9	416.0	23.6	—	1,097.5

Operating income - as reported	$85.0	37.1	4.7	(21.7)	105.1	$74.3	34.1	7.3	(21.3)	94.4
Operating margin %	12.3%	8.8%	16.6%		9.2%	11.3%	8.2%	30.9%		8.6%

Adjustments for special items	$2.3	9.9	—	0.8	13.0	$1.5	6.9	—	0.5	8.9

Operating income - as adjusted	$87.3	47.0	4.7	(20.9)	118.1	$75.8	41.0	7.3	(20.8)	103.3
Adjusted operating margin %	12.7%	11.2%	16.6%		10.4%	11.5%	9.9%	30.9%		9.4%

TABLE 2

RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 28,	September 29,
	2014	2013

Net cash provided by continuing operations - as reported	$73.5	$67.7
Less: additions to property, plant, and equipment	(16.1)	(22.6)
Plus: proceeds from the sale of property, plant, and equipment	0.4	1.4
Free cash flow	$57.8	$46.5

Net income from continuing operations - as reported	$58.0	$52.7

Cash conversion rate of free cash flow to net income	99.7%	88.2%

TABLE 3

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	September 28,	December 31,
	2014	2013

Current portion of long-term debt	$2.0	$2.2
Plus: Long-term debt, net of current portion	303.7	305.5
Less: Cash and cash equivalents	(272.4)	(267.9)
Net debt	$33.3	$39.8

Net debt	$33.3	$39.8
Plus: Total stockholders’ equity	970.1	1,002.1
Capitalization	$1,003.4	$1,041.9

Net debt to capitalization ratio	3.3%	3.8%